EXHIBIT 99.1



CONTACT:       Michelle D. Monfor
               Director, Investor Relations
               (206) 467-3613 or 1-800-858-5347
               www.plumcreek.com


                 PLUM CREEK TIMBER COMPANY, L.P. ANNOUNCES

                       SPECIAL MEETING VOTING RESULTS


      SEATTLE, WASHINGTON, April 19, 1999 - Plum Creek Timber Company, L.P. (NYSE:PCL) announced today that its Unitholders overwhelmingly approved a proposal to convert the Company from a publicly traded Master Limited Partnership to a publicly traded Real Estate Investment Trust (REIT) at a Special Meeting held today.

      The proposal received an affirmative vote of 34,612,880 Units, representing 74.7% of the Units entitled to vote.

      As previously announced on April 9, 1999, Plum Creek, along with its general partner, entered into an agreement settling all litigation related to the conversion transaction. The Company expects to convert to a REIT as soon as practicable following final court approval of the settlement. Court approval will be sought at a hearing scheduled for June 21, 1999.

      Plum Creek is on of the largest private timberland owners in the nation with timberlands and mills located in the Northwest, Southern and Northeastern United States.